PROSPECTUS Dated                        Pricing Supplement No. 31
January 17, 2006                        November 6, 2006



                  U.S. $18,000,000,000          Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-131062


               FLOATING RATE DEMAND NOTES

             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
----------  --------------     ---------------   ----------------
11/6/2006       5.77%             5.92%              6.07%